UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 22, 2024, Hyatt Hotels Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Pritzker Traubert Foundation (“Seller”), pursuant to which the Company agreed to purchase an aggregate of 704,229 shares of Class B Common Stock of the Company owned by Seller at a price of $157.9662 per share, which represents the Volume Weighted Average Price for the Class A Common Stock of the Company for the three (3) trading-day period ending March 21, 2024 as reported by Bloomberg. The aggregate purchase price for this repurchase transaction was $111,244,379.06. The closing of such repurchase transaction occurred on March 25, 2024.

Upon closing of this repurchase, the 704,229 shares of Class B Common Stock automatically converted into 704,229 shares of Class A Common Stock. All 704,229 shares of Class B Common Stock converted in the repurchase will be retired in accordance with the Company’s Amended and Restated Certificate of Incorporation, and the number of authorized shares of Class B Common Stock will be reduced by 704,229 shares. All 704,229 shares of Class A Common Stock into which the shares of Class B Common Stock converted will also be retired, and will resume the status of authorized but unissued shares. After the closing of the repurchase, there are 56,003,598 shares of Class B Common Stock outstanding and 45,162,749 shares of Class A Common Stock outstanding. The shares repurchased were repurchased under the Company’s previously announced repurchase program. Following this repurchase, the Company has approximately $773 million remaining under its repurchase authorization.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the text of the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Purchase and Sale Agreement, dated as of March 22, 2024, between Hyatt Hotels Corporation and Pritzker Traubert Foundation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: March 25, 2024	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary